POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of United Parcel Service, Inc. ("UPS")hereby makes, designates, constitutes and appoints each of Eli Brown and Mitch Hohn, or either of them, as the undersigned's true and lawful attorney-in-fact and agent, with full power and authority to act in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC"): (i) pursuant to
Section 16(a) of the Securities Exchange Act of 1934, as amended, of all r eports, forms and amendments to such reports and forms required to be filed thereunder, including the Form 3 Initial Statement of Beneficial Ownership, the Form 4 statement of changes of beneficial ownership of securities and the Form 5 Annual Statement of Changes in Beneficial Ownership; (ii) any other forms adopted from time to time by the SEC pursuant to Section 16(a) and required to be filed by the undersigned with the SEC; and (iii) reports, forms, documents, and any amendments to the foregoing, necessary or appropriate to obtain codes and passwords enabling the undersigned to make any such filings.

     Each such attorney-in-fact and agent is also hereby granted full power and authority, on behalf of and in the name, place and stead of the undersigned, to execute and deliver any and all such other reports, forms and documents, and to take such further lawful actions, as he deems necessary or appropriate in the exercise of any of the rights and powers granted hereunder. The powers and authorities granted herein to each such attorney-in-fact and agent also includes the full right, power and authority to effect necessary or appropriate substitutions or revocations. This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holding of securities of UPS, unless earlier revoked by the undersigned in a writing delivered to the attorneys-in-fact. The undersigned hereby ratifies, confirms, and adopts, as his own act and deed, all action heretofore lawfully taken by either such attorney-in-fact and agent, pursuant to the power and authorities herein granted.

IN WITNESS WHEREOF, the undersigned has executed this document as of the 15th day of February 2019.



                                           /s/ Carol B Tome
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                                           Name:         Signature




                                           Carol B Tome
                                           ________________________
                                           Printed Name